                       Consent of Independent Accountants

We consent to the  reference to our firm under the caption  "Experts" and to the inclusion of our report dated September 3, 2003,  except for Note 12 as to which the date is September  24,  2003,  on our audits of the  consolidated  financial statements  of  Decorize,  Inc.  as of and for the years ended June 30, 2003 and
2002, in Amendment No. 4 to the  Registration  Statement (Form SB-2) and related
Prospectus of Decorize,  Inc. for the  registration  of 3,292,427  shares of its common stock.

                                                              /s/ BKD, LLP

Springfield, Missouri
October 10, 2003